Exhibit 99.1

Landmark Partners LLC
and Subsidiaries
Consolidated Financial Statements
December 31, 2015

Landmark Partners LLC and Subsidiaries
Index to Consolidated Financial Statements
December 31, 2015

Independent Auditor's Report

To the Management Board and Members of
Landmark Partners LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Landmark Partners LLC and its subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statement of operations, changes in members' equity and cash flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Landmark Partners LLC and its subsidiaries at December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 12, 2016

Landmark Partners LLC and Subsidiaries
Consolidated Balance Sheet
As of December 31, 2015

Assets
Current assets
Cash and cash equivalents	$8,008,730
Reimbursable expenses	1,222,061
Due from officers and affiliates	11,622,747
Prepaid expenses and other current assets	790,911
Total current assets	21,644,449
Long-term assets
Investments in affiliates	2,100
Building, equipment, furniture and fixtures, net	5,359,117
Other assets	288,235
Total long-term assets	5,649,452
Total assets	$27,293,901

Liabilities and members' equity
Current liabilities
Line of credit	$—
Note payable - current portion	140,250
Accrued compensation and other expenses	2,230,430
Accounts payable	424,370
Due to affiliates	10,117,112
Other liabilities	88,543
Total current liabilities	13,000,705
Long-term liabilities
Due to affiliates	6,136,866
Note payable	1,566,125
Interest rate swap	108,343
Deferred rent	204,080
Total long-term liabilities	8,015,414
Total liabilities	21,016,119
Commitments and contingencies (Note 7)
Members' equity	6,277,782
Total liabilities and members' equity	$27,293,901

The accompanying notes are an integral part of this consolidated financial statement.

Landmark Partners LLC and Subsidiaries
Consolidated Statement of Operations
For the year ended December 31, 2015

Investment advisory fees	$80,823,898
Expenses
Personnel and related expenses	15,895,477
Occupancy and related expenses	1,426,182
Marketing expenses	827,823
Systems expenses	1,414,423
European operating expenses	2,598,044
Other operating expenses	4,142,408
Total expenses	26,304,357
Income from operations before discretionary compensation	54,519,541
Discretionary compensation and related taxes	(16,496,393)
Income from operations before other income (expense) and noncontrolling interest	38,023,148
Other income (expense)
Interest and dividend income	10,528
Interest expense	(108,460)
Depreciation expense	(452,446)
Conversion compensation expense	(2,437,593)
Other employee expense	(180,602)
Performance fee income	—
Introductory fee income	142,912
Unrealized gain on swap valuation	49,512
Loss on disposal of assets	(6,760)
Other income	8,434
Total other income (expense)	(2,974,475)
Income before special allocations and noncontrolling interest	35,048,673
Specifically allocated expenses	(11,714,266)
Net income	23,334,407
Net income attributable to noncontrolling interests	(142,912)
Net income attributable to Landmark Partners LLC	$23,191,495

The accompanying notes are an integral part of this consolidated financial statement.

Landmark Partners LLC and Subsidiaries
Consolidated Statement of Changes in Members’ Equity
For the year ended December 31, 2015

	Class A	Class B	Class C	Noncontrolling
	Unit Holders	Unit Holders	Unit Holders	Interests	Total

Balance at December 31, 2014	$6,512,847	$(7,741,767)	$21,173,270	$732,480	$20,676,830
Equity issuance	—	(614,035)	16,298,290	—	15,684,255
Capital contributions	(593,791)	—	—	—	(593,791)
Contributions receivable	593,791	—	—	—	593,791
Income before special allocations	18,761,846	9,969,034	6,174,881	142,912	35,048,673
Special allocations	(6,456,300)	(667,058)	(4,590,908)	—	(11,714,266)
Distributions	(28,527,720)	(15,887,015)	(9,002,975)	—	(53,417,710)
Balance at December 31, 2015	$(9,709,327)	$(14,940,841)	$30,052,558	$875,392	$6,277,782

The accompanying notes are an integral part of this consolidated financial statement.

Landmark Partners LLC and Subsidiaries
Consolidated Statement of Cash Flows
For the year ended December 31, 2015

Cash flows from operating activities
Net income	$23,191,495
Adjustments to reconcile net income to net cash provided by operating activities:
Equity issuance expense	9,393,297
Depreciation expense	543,411
Loss on disposal of equipment, furniture and fixtures	6,760
Unrealized gain on swap valuation	(49,512)
Noncontrolling interest	142,912
Changes in assets and liabilities:
(Increase)/Decrease in reimbursable expenses	1,276,204
(Increase)/Decrease in due from affiliates	19,003,776
(Increase)/Decrease in prepaid expenses	(113,585)
(Increase)/Decrease in other assets	(54,368)
Increase/(Decrease) in accounts payable	(89,065)
Increase/(Decrease) in accrued compensation and other expenses	45,625
Increase/(Decrease) in deferred rent	(69,901)
Increase/(Decrease) in other liabilities	2,168
Increase/(Decrease) in due to affiliates	3,231,433
Net cash provided by/(used for) operating activities	56,460,650
Cash flows from investing activities
Decrease/(Increase) in due from officers, net	(1,692,789)
Purchases of equipment, furniture and fixtures	(737,157)
Net cash provided by/(used for) investing activities	(2,429,946)
Cash flows from financing activities
Net borrowings/(repayments) of line of credit	(556,821)
Repayments of note payable	(140,250)
Contributions received, net	—
Distributions to members	(53,417,710)
Distributions to noncontrolling interest	—
Net cash provided by/(used for) financing activities	(54,114,781)
Net increase/(decrease) in cash and cash equivalents	(84,077)
Cash, at beginning of period	8,092,807
Cash, at end of period	$8,008,730

Supplemental cash flow information:
Cash paid for interest	$109,156
Cash paid for income taxes	$74,275

Supplemental disclosure of non-cash information:
Conversion of C-2 units to issued C-1 units	$4,603,789
Issuance of C-2 units from equity incentive reserve	$5,386,548

The accompanying notes are an integral part of this consolidated financial statement.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

1.    Organization and Nature of Operations
Landmark Partners LLC ("Landmark" or the "Company"), a Delaware limited liability company, is an investment firm focused on the alternative investment marketplace. Through its affiliated registered investment advisors, Landmark provides investment advisory services to commingled private equity and real estate funds, as well as managed accounts that acquire interests in alternative investment partnerships, companies and properties generally through secondary market transactions. Landmark was formed in October 2010 and began operations in April 2011.

Landmark was formed as part of a purchase and sale transaction that Landmark Partners Inc. (“OldCo”) and its stockholders entered into with Religare Enterprises Limited.  As required by the purchase and sale agreement, OldCo formed a new wholly owned subsidiary - Landmark Partners LLC. Immediately prior to closing, on April 17, 2011 the outstanding membership interests of the Company were reclassified into Class A and B units. Class C-2 and C-3 units were also issued to members of the Landmark management team at that time.  Immediately following the issuance of the Class C units but prior to closing, OldCo contributed certain of its assets and liabilities to the newly formed Landmark. Upon closing on April 18, 2011, Religare Global Asset Management, Inc. (“RGAM” or “Religare”), a U.S.-based subsidiary of Religare Enterprises Limited, acquired approximately 55% of the outstanding equity interests in the Company (“Class A Units”) from OldCo (“the Religare transaction”), with the balance of the ownership being held by the Landmark management team (“Class B and C Units”).

The Company operates under the provision of the Second Amended and Restated Limited Liability Company Agreement dated April 17, 2011 (the “Operating Agreement”).

Landmark is the managing member of Landmark Realty Advisors LLC ("LRA"), sole member of Landmark Equity Advisors, LLC ("LEA") and sole member of Mill Pond Associates, LLC ("MPA"). In addition to serving as the controlling member of these entities, certain officers of Landmark are officers of these entities and Landmark provides administrative services to these entities and their affiliates. Each of these investments was part of the net assets contributed by OldCo to Landmark in April 2011 as part of the Religare transaction.
LRA is an investment advisory firm, providing investment advisory services to affiliated secondary real estate partnerships and secondary real estate trusts. LRA was formed on August 20, 1996 and the total initial amount capitalized was $800,000 of which, $768,000 was contributed by OldCo. The total investment in LRA is $376 at December 31, 2015 and has been eliminated in consolidation. The noncontrolling interest was $0 at December 31, 2015.
LEA is an investment advisory firm, providing investment advisory services to affiliated private equity limited partnerships and non-affiliated entities. LEA was formed on April 29, 1998 and began operations on July 28, 1998. The total investment in LEA is $246,760 at December 31, 2015 and has been eliminated in consolidation.
MPA was formed to acquire Landmark’s corporate offices located at 10 Mill Pond Lane in Simsbury, Connecticut. The total investment in MPA is $923,680 at December 31, 2015 and has been eliminated in consolidation.
LMK Services Inc. (“LMK”), a Delaware C Corporation, was formed in June 2013 with Landmark as the sole owner. Certain officers of Landmark are officers of LMK. LMK provides services to the Company, primarily in New York state, under an agreement whereby LMK is reimbursed on a cost plus basis. The total investment in LMK is $208,083 at December 31, 2015 and has been eliminated in consolidation.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

2.	Summary of Significant Accounting Policies
Basis of Presentation
The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").
Principles of Consolidation
The accompanying financial statements include the consolidated accounts of the Company, LRA, LEA, MPA and LMK. The consolidated financial statements of the Company as of December 31, 2015 and for the year then ended also include Landmark Partners (Europe) Limited (“LPE”), a variable interest entity of which the Company is the primary beneficiary. All material intercompany accounts and balances have been eliminated in consolidation.
Variable Interest Entity (“VIE”)
The Company is generally required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity’s economic performance, and (ii) the right to receive benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.  In the normal course of business, the Company enters into a variety of transactions with VIEs.  The Company determines if it is the primary beneficiary of a VIE by performing a qualitative analysis of each VIE that includes a review of, among other factors, its capital structure, contractual terms, related party relationships, the Company’s fee arrangements and the design of the VIE.
Noncontrolling Interests
Noncontrolling interest as of December 31, 2015 includes certain members of LRA and the shareholder of LPE. The activities allocable to the noncontrolling interests are included on the Consolidated Statement of Operations.
Foreign Currency Translation
The financial statements of LPE are measured using the local currency as the functional currency. Assets and liabilities of LPE are translated at the rate of exchange in effect as of the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The effects of the foreign exchange translation are included within noncontrolling interest.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
The Company recognizes investment advisory fee revenue when earned, and in accordance with terms of subcontract agreements with affiliated investment advisors (see Note 4).
Allocation of Net Income/(Loss) and Distributions
As defined in the Operating Agreement, Income before Special Allocations is allocated on a pro rata basis at the end of each quarter to all Class A, B and C members in accordance with the number of units held by the respective member. Both tax and net income distributions are to be made on a quarterly basis to the members based upon the amount of net income allocated to each member for that quarter. Specifically Allocated Expenses are allocated only to the specifically designated member. There are four Specifically Allocated Expenses included in the Consolidated Statement of Operations: Officers’ Life Insurance, retention and incentive payments (”Additional

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

Cash Payments”), Transition Payments to a former member, and the Equity Issuance charge related to current issuances of B and C-2 units, as well as future issuances of additional C-2 units from the equity incentive reserve under the terms of the Operating Agreement.
As a result of the Consolidated Balance Sheet being reflected at the historical cost basis and not reflective of the value paid for the Class A units by Religare, the Equity Issuance related to the initial issuance of C-2 and C-3 units in April 2011 continues to result in the Class A and Class B unit holders having a negative equity balance as of December 31, 2015.
Cash and Cash Equivalents
Cash and Cash Equivalents consist of cash balances in temporary and overnight investments with an original maturity of three months or less when acquired. These investments are stated at cost which approximates fair value.
Concentration of Credit Risk
At times, the Company had cash in financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts. In the event of a financial institution’s insolvency, recovery of cash may be limited.

Building, Equipment, Furniture and Fixtures
Building, equipment, furniture and fixtures is stated at cost, less accumulated depreciation. Depreciation is computed utilizing accelerated methods over the useful lives of the respective assets which range from 3 to 39 years. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. Building, equipment, furniture and fixtures are reviewed for impairment whenever events or change in circumstances indicate that the carrying amount may not be recoverable.
Derivative Instrument
The Company recognizes derivative instruments and hedging activities as either assets or liabilities on the Consolidated Balance Sheet depending on maturity and commitment, and measures them at fair value. The accounting for gains and losses resulting from changes in fair value is dependent on the use of the derivative and whether it is designated and qualifies for hedge accounting. The Company has not elected to apply hedge accounting treatment for its derivative instrument and, therefore, all gains and losses are included in the Company’s Consolidated Statement of Operations.
Income Taxes
Landmark is a limited liability company for Federal and State income tax purposes. As such, Landmark is not subject to income taxes, and the taxable income of Landmark is passed to and included in the individual income tax returns of the members of Landmark.
LMK as a C-Corporation is required to pay federal, state and local income taxes. Income taxes incurred during 2015 amounted to $44,575 and is included in Other Operating Expense in the Company’s Consolidated Statement of Operations.
Uncertain tax positions are evaluated to determine whether the Company needs to record a liability for an estimated contingent loss if the information available indicates that it is more likely than not there is a tax liability incurred at the date of the financial statements. No income tax liability for uncertain tax positions has been recognized in the accompanying financial statements.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2015, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are from the initial year 2012 forward (with limited exceptions).
Comprehensive Income
Comprehensive income accounts for the change in equity of a business from transactions from non-member sources. There are no transactions that would cause comprehensive income to differ from net income for the period ended December 31, 2015.

3.	Landmark Partners (Europe) Limited
During 2009, OldCo formed a wholly-owned subsidiary LPE, a United Kingdom company. OldCo made an initial investment of $82,485 in July 2009 and LPE obtained formal Financial Service Authority approval. Operations of LPE formally started as of September 1, 2009, at which time OldCo made an additional contribution of $211,253 in order for LPE to purchase the remaining net assets from Landmark Partners Europe, LLC. LPE is wholly owned by OldCo but in accordance with an Agency and Contribution Agreement, the Company is responsible for funding and/or reimbursing OldCo for all operating and other expenses incurred in connection with the operation of LPE.

The Company determined LPE is a VIE in which the Company has a variable interest. Landmark is the primary beneficiary of LPE because of the Company’s obligation to reimburse certain of LPE’s expenses that could otherwise result in losses that are significant to LPE and because of Landmark’s ability to direct certain activities related to the operation of LPE which significantly impact the economic performance of LPE.
The following financial results of LPE included in the consolidated financial statements of the Company for the year ended December 31, 2015 are as follows:

Current assets	$1,422,687
Long-term assets	385,160
Current liabilities	(932,456)
Net assets	$875,391

Net income	$142,912

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

4.	Investment Advisory Fees
The following table is a summary of investment advisory fees earned, and related entities advised, by Landmark for the year ended December 31, 2015:

Investment Advisor	Funds Advised	Fees Earned in 2015

LRA
Landmark Equity Partners VII, L.P.; Landmark Equity Trust VII; Landmark Real Estate Partners IV, L.P.; Landmark Real Estate Trust IV; Landmark Real Estate Partners V, L.P.; Landmark IAM Real Estate Partnership V, L.P.; Landmark Real Estate Partners VI, L.P.; Landmark Real Estate Partners VI Offshore, L.P.; Landmark Real Estate Partners VI-OPERS Co-Investment L.P.; Landmark Real Estate Partners VII, L.P.; Landmark Real Estate Partners VII Offshore, L.P.; Landmark Real Estate Partners VII-OPERS Co-Investment, L.P.; LREP VII-IP Co-Investment, L.P.; NCL Investments, L.P. – RE Series; and Liberty Acquisition Vehicle Partners I, L.P..

$24,090,165
LEA
Landmark Primary Partners, L.P.; Landmark Secondary Partners, L.P.; WIN III Portfolio Holdings, LLC; Landmark Primary Partners IX, L.P.; Landmark Secondary Partners IX, L.P.; Landmark Co-Investment Partners IX, L.P.; Landmark Equity Partners X, L.P.; Landmark IAM Partnership, L.P.; Landmark Opportunity Fund, L.P.; Landmark Growth Capital Partners, L.P.; Landmark IAM Growth Capital, L.P.; Landmark Equity Partners XI, L.P.; Landmark IAM Partnership XI, L.P.; Landmark Equity Partners XII, L.P.; Landmark Equity Partners XIII, L.P.; Landmark Equity Partners XIII-A, L.P.; Landmark Equity Partners XIV, L.P.; Landmark Equity Partners XIV Offshore, L.P.; Landmark Partners 1907 Fund I, L.P.; Landmark Equity Partners XV, L.P.; Landmark XV Offshore, L.P.; Landmark-NYC Fund I, L.P.; Landmark TX ERS Co-Investment Fund I, L.P.; LWFB Co-Investment Fund I, L.P.; Landmark Partners 1907 Fund II, L.P.; NCL Investments, L.P. – PE and RA Series; Columbus Opportunity Fund, L.P.; Landmark Hudson Partners I, L.P.; and Landmark Partners Insurance Fund.

$56,501,404
In addition to the contractual investment advisory fees, LEA generates fees for services provided as a Qualified Professional Asset Manager ("QPAM") for certain non-affiliated entities. These fees were $232,329 for the year ended December 31, 2015.
5.    Fair Value Measurements
The Company discloses the fair value of its investments in affiliates in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level III measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level I	- Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

Level II
-    Inputs (other than quoted prices included in Level I) that are either directly or indirectly observable for the asset or liability, including inputs in markets that are not considered to be active; and

Level III	- Inputs that are unobservable.
The Company uses the “market approach” valuation technique to value its investments in cash equivalents and fixed income securities.  The determination of what constitutes “observable” requires significant judgment by the Company.  The categorization within the hierarchy does not necessarily correspond to the Company’s perceived risk of its investment in cash equivalents and marketable securities nor the level of the investments held within the cash equivalents and marketable securities. There were no transfers between levels of the fair value hierarchy for the period ended December 31, 2015.

6.	Building, Equipment, Furniture and Fixtures, net
Building, equipment, furniture and fixtures are recorded at cost and consist of the following:

Building	$3,300,000
Equipment	2,365,256
Furniture and fixtures	1,304,265
Leasehold improvements	2,068,171
9,037,692
Accumulated depreciation	(3,678,575)
Total building, equipment, furniture and fixtures, net	$5,359,117

Depreciation expense for the year ended December 31, 2015 was $543,411 of which $90,965 is included in European Operating Expenses on the Consolidated Statement of Operations.

7.	Commitments and Contingencies
Landmark leases office space and office equipment under various operating leases that expire at various dates through 2020. For the year ended December 31, 2015, rent expense was $625,314. The following table is a schedule of minimum future rents under non-cancelable leases:

Year ending December 31
2016	$845,127
2017	824,840
2018	328,416
2019	34,986
2020	9,321
$2,042,690

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

8.	Line of Credit
The Company has a line of credit with Silicon Valley Bank (the “Bank”) which provides revolving credit of up to $10,000,000 through March 16, 2016.  In March 2016, this agreement was renewed for an additional one year term. This agreement provides for temporary increases in the availability of revolving credit of up to $15,000,000 for each December 1 through January 31 period. Borrowings under the agreement bear interest at the Wall Street Journal prime rate less 0.75% and are collateralized by substantially all assets of the Company, including, but not limited to, equipment and fees due pursuant to Landmark’s service agreements.  The Company is also charged a fee of 0.20% per annum of the average unused commitment amount. As of December 31, 2015 no amounts were outstanding under this agreement.
In connection with the line of credit agreement, Landmark is subject to certain covenants. The most restrictive of these covenants requires the Company to maintain a debt service coverage ratio, as defined in the loan agreement, of at least 3.75 to 1 on the last day of each quarter. During 2015, the Company was in compliance with all covenants.

9.	Note Payable
MPA purchased the building at 10 Mill Pond Lane which was primarily financed by a mortgage from Bank of America in the amount of $2,805,000 with a maturity date of February 1, 2018. The mortgage requires monthly interest at a rate of LIBOR plus 0.65% and monthly principal payments of $11,688 through February 1, 2018 at which time the remaining unpaid principal is due. As of December 31, 2015, the outstanding loan principal totaled $1,706,375, which approximates fair value.
In connection with the mortgage agreement, Landmark is subject to certain covenants. The most restrictive of these covenants requires the Company to maintain a fixed charge ratio, as defined in the loan agreement, of at least 1.25 to 1 on the last day of each quarter. During 2015, the Company was in compliance with all debt covenants.
Future principal mortgage payments under this mortgage through February 1, 2018 are as follows:

2016	$140,250
2017	140,250
2018	1,425,875
$1,706,375

The Company also has an interest rate swap agreement with a bank which fixes interest at a rate of 4.14% on this variable rate mortgage note which is effective through February 1, 2018. This derivative instrument does not qualify for hedge accounting. As of December 31, 2015, the notional amount of the interest rate swap was $1,706,375. The fair value of this derivative was $(108,343) at December 31, 2015, and has been reflected as Interest Rate Swap on the Consolidated Balance Sheet. The impact of the change in fair value of the interest rate swap for the period ended December 31, 2015 was $49,512 and has been reflected as Unrealized Gain on Swap Valuation on the Consolidated Statement of Operations.
Interest rate swaps are valued using both observable and unobservable inputs, such as quotations received from the counterparty, dealers or brokers, whenever available and considered reliable. In instances where models are used, the value of the interest rate swap depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability and

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

reliability of observable inputs. Such inputs include market prices for reference securities, yield curves, credit curves, measures of volatility, prepayment rates, assumptions for nonperformance risk, and correlations of such inputs. The interest rate swap arrangement has inputs which can generally be corroborated by market data and is therefore classified within Level II.
The Company utilizes derivative instruments to reduce its exposure to the effects of the variability of interest rates on its financial performance when it believes such action is warranted. The Company's objective for entering into the derivative has been to reduce exposure to interest rates. The Company has historically not been a party to any other derivative instruments.

10.	Related Party Transactions
Reimbursable Expenses primarily consist of costs incurred by Landmark while in the process of seeking potential affiliate investment opportunities and while conducting fundraising activities on behalf of certain affiliates as well as administrative and other costs temporarily paid by Landmark on behalf of certain affiliates. Costs related to affiliate investment opportunities will be reimbursed by the respective affiliate if the investment is closed. Certain costs will be expensed by Landmark if it is determined that the investment will not be made. Costs of fundraising that are in excess of the limits established in the respective affiliate’s limited partnership agreement may be offset against advisory fees Landmark will collect from the respective affiliate.
Due from Officers and Affiliates includes loans bearing interest at 0.41% (the Applicable Federal Rate determined as of January 1, 2015) made to employees in which payment terms of less than one year have been established for the gross balance outstanding totaling $5,511,552 at December 31, 2015. As amounts are called by the various Landmark managed general partner entities, a portion of those calls are funded by Landmark on behalf of certain employees. In accordance with the Operating Agreement, these amounts are to be funded by Religare. Religare has funded $2,393,106 of outstanding loans as of December 31, 2015, resulting in a net balance due to Landmark of $3,118,446. As the employees collect distributions from the general partner investments, minimum repayments are required to be made. Those repayments are collected by Landmark and applied to the outstanding loans balances.
Also included in the Due from Officers and Affiliates amount on the Consolidated Balance Sheet is $1,147,587 due from certain members for their portion of capital calls from various Landmark managed general partner entities that was temporarily funded by Landmark.
In addition the Due from Officers and Affiliates balance includes advisory fees due from affiliates totaling $7,356,714 as of December 31, 2015. A portion of the due from affiliate balance is related to advisory fees attributable to services provided by OldCo prior to closing on the Religare transaction in April 2011. These advisory fees to OldCo total $5,175,432 and are included in the current Due to Affiliates amount on the Consolidated Balance Sheet.
Certain Class C unit holders are to receive Additional Cash Payments between the first and the fifth anniversary dates of closing the Religare transaction, assuming continued employment as of those payment dates.  A liability of $625,000 is included in Due to Affiliates on the Consolidated Balance Sheet which reflects the accrued portion of the next and final payment to be made in 2016.
Included in Due to Affiliates on the Consolidated Balance Sheet is $1,490,400 withheld from Landmark distributions to certain members related to Transition Payments and Connecticut non-resident withholdings.
Also included in the Due to Affiliates amount on the Consolidated Balance Sheet is $204,190 due to Religare. This is the net amount resulting from Religare’s portion of capital calls from various

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2015

Landmark managed general partner entities offset by amounts withheld from member distributions to Religare.
The Due to Affiliates, long-term amount is liability classified compensation awards associated with the Class C unit holders in the amount of $6,136,866 which has been classified as a long term liability. This liability reflects the amortized conversion costs associated with these Class C units as of December 31, 2015. During 2015, all C-3 units converted to C-2 units and certain C-2 units converted resulting in the issuance of a corresponding number of C-1 units.

11.	Defined Contribution Plan
The Company sponsors a defined contribution plan for eligible employees. The Company matches eligible employee contributions on a dollar for dollar basis up to six percent of the employee’s base compensation. Total contributions to the defined contribution plan for the year ended December 31, 2015 were $555,636.

12.	Members’ Equity
Members’ interests in the Company are Class A, Class B or Class C. The primary differences between the classes relate to liquidation preferences upon various sale transactions and different rights with the ability to put to, or call units from, other members. Class C units consist of C-1, C-2 and C-3, each with a different liquidation preference. C-2 and C-3 units convert to C-1 units over differing periods; however such conversion generally occurs over a nine year period from date of issuance.
Pursuant to the terms of the Operating Agreement, the Company issued 30.66 Class C-2 units from the Equity Incentive Reserve on April 1, 2015. There are 15.34 Class C-2 units remaining in the Equity Incentive Reserve which are to be issued to Company professionals on April 1, 2016. The April 1, 2015 issuance diluted the ownership percentages of the Class B unit holders. The April 1, 2016 issuance will also be dilutive only to Class B unit holders. Included in the Due to Affiliates amount is a liability of $2,622,069 associated with the 2016 issuance.
Also during 2015, a Class C unit holder returned 32.235 C units to the Company; concurrently, 32.253 C units were issued to the members currently holding B units.
Additionally during 2015 the Company issued an additional 6 Class C-2 units to a certain member. This issuance diluted the ownership percentages of the Class B unit holders.

13.	Subsequent Events
In April 2016, Landmark reached an agreement with Religare in which Religare Global Asset Management Inc. will sell their Class A unit ownership interest to Landmark. Landmark expects to conclude a transaction in 2016 with a new financing partner.
The Company has evaluated the events and transactions that have occurred through May 12, 2016, the date the consolidated financial statements were available for issuance and identified no other events or transactions that have occurred requiring recognition or disclosure in the consolidated financial statements.